Exhibit 10.26a
FIRST AMENDMENT TO LEASE AGREEMENT FOR A GAMMA KNIFE UNIT
     This FIRST AMENDMENT TO LEASE AGREEMENT FOR A GAMMA KNIFE UNIT (this “Amendment”) is dated as of the 29th day of December, 2008, and is entered into between GK FINANCING, LLC, a California limited liability company (“GKF”), and FROEDTERT MEMORIAL LUTHERAN HOSPITAL, INC., a non-profit Wisconsin corporation (“Medical Center”), with reference to the following facts:
Recitals
     A. GKF and Medical Center are parties to a certain Lease Agreement for a Gamma Knife Unit dated May 28, 1999, which has been amended by letter addendum (as amended, the “Agreement”).
     B. Pursuant to Section 14 of the Agreement, the parties desire to upgrade the Equipment from a Leksell Gamma Knife Model B Unit to a Leksell Gamma Knife Model C Unit, and to amend the Agreement, on the terms set forth herein.
     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby amend the Agreement as follows:
Agreement
     1. Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Agreement.
     2. Upgrade of the Equipment.
          a. GKF shall upgrade the existing Equipment to a Leksell Gamma Knife Model C with Automatic Positioning System manufactured by Elekta Instruments, Inc (the “Model C”), and which will continue to be located at the existing Site (i.e., Froedtert Memorial Lutheran Hospital, 9200 W. Wisconsin Avenue, Milwaukee, Wisconsin 53226) (the “Upgrade”). GKF shall be responsible for the costs of implementing changes to the Site which are required to support the Model C. However, Medical Center will provide Medical Center personnel and services upon request and as required by GKF to perform the Upgrade at no cost to GKF. Such personnel and services shall include, but not be limited to, oversight supervision and assistance by Medical Center with construction and compliance with building requirements, and by Medical Center physicists with nuclear regulatory compliance issues and the calibration of the Model C. It is anticipated but not guaranteed that the Upgrade will occur in or around the first half of 2009, provided that all Permits have been obtained.
          b. The Upgrade will be performed by GKF after all appropriate licenses, permits, approvals, consents and authorizations (collectively, the “Permits”) have been obtained by Medical Center at Medical Center’s cost for the Upgrade, including, without limitation, the proper handling of the cobalt-60 during the Upgrade. The timing and procedure for the Upgrade shall be as mutually agreed upon between the parties. Notwithstanding anything to the contrary set forth herein, the Upgrade shall not include loading new cobalt-60 sources. Furthermore, GKF is not responsible for any additional hardware, cobalt reloading, software changes and/or other modifications to the Model C except as agreed upon in writing by Medical Center and GKF. Upon completion of the Upgrade, all references in the Agreement to the “Equipment” shall be to the Model C.
     3. Per Procedure Payments. In consideration of the Upgrade, effective on the date the Model C becomes operational to perform clinical treatments, Exhibit 1 of the Agreement (Per Procedure Payments) shall be deleted in its entirety and replaced with Exhibit 1 attached hereto.
     4. Extension of Term. In view of the Upgrade, the term of the Agreement shall be extended by the number of days the Equipment (and the Model C) will not be available for clinical use during the Upgrade process. The parties confirm that the Commencement Date (as defined in the Agreement) is December 15, 1999, and that, pursuant to letter addendum between the parties (pertaining to the prior reload of the cobalt 60 source), the term of the Agreement expires on December 15, 2014 (which does not take into account the further extension based on the Upgrade).
     5. Full Force and Effect. Except as amended by this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect. Notwithstanding the foregoing, to the extent of any conflict or inconsistency between the terms and provisions of this Amendment and that of the Agreement, the terms and provisions of this Amendment shall prevail and control.
     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

GKF:		Medical Center:

GK FINANCING, LLC		FROEDTERT MEMORIAL LUTHERAN HOSPITAL, INC.

By:	/s/ Ernest A. Bates, M.D.	By:	/s/ Blaine J. O’Connell

	Name: Ernest A. Bates, M.D.		Name: Blaine J. O’Connell
	Title: Policy Committee Member		Title: Sr. VP Finance and CFO

Exhibit 1
PER PROCEDURE PAYMENTS

Annual Paid Procedures Performed	Fee Per Procedure

*	*
*	*
*	*
Notwithstanding anything to the contrary set forth herein, (a) for purposes of determining the per Procedure payment, the number of annual Procedures performed shall be reset to zero (0) at the commencement of each anniversary of the Commencement Date; (b) for Procedure count purposes, any patient treatment provided on a fractionated basis shall count as one (1) Procedure; and (c) there shall be no retroactive adjustment of the per Procedure payment irrespective of whether the number of Procedures performed reaches a lower per Procedure payment level. For example, if *.
If no Procedures are performed utilizing the Equipment, no charges shall be incurred by Medical Center.
As used in the Agreement, a “Procedure” shall mean any treatment, whether performed on an inpatient or outpatient basis, that involves stereotactic, external, single fraction, conformal radiation, commonly called radiosurgery, that may include one or more isocenters during the patient treatment session, delivered to any site(s) superior to the foramen magnum, that is performed by Medical Center or its representatives or affiliates, irrespective of whether the Procedure is performed on the Model C or using any other equipment or devices.
Within ten (10) days after Medical Center’s receipt of written request by GKF, GKF shall have the right to audit Medical Center’s books and records (including, without limitation, the books and records pertaining to any other radiosurgery equipment or devices) to verify the number of Procedures that have been performed by Medical Center, and Medical Center shall provide GKF with access to such books and records; provided that any patient names or identifiers shall not be disclosed.